UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 25, 2007

Navigant Consulting, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12173	36-4094854
(State of Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

615 North Wabash, Chicago, IL	60611
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone number, including area code (312) 573-5600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240 13e-4(c))

Item 2.02	Results of Operations and Financial Condition

Navigant Consulting, Inc. (the “Company”) has reported its second quarter 2007 results of operations. The Company’s press release dated July 26, 2007 announcing the results for the second quarter 2007 is attached hereto as Exhibit 99.1.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 25, 2007, the Board of Directors approved an amendment to Article 6 of the Company’s By-Laws to remove the specific designations of principal executive officer, principal financial officer and principal accounting officer from certain titles of officers set forth in the By-Laws. The foregoing description of the amendment to the Company’s By-Laws is qualified in its entirety by reference to the Amended and Restated By-Laws of the Company, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On July 25, 2007, the Company announced the hiring of Mr. Scott J. Krenz, who will become Executive Vice President and Chief Executive Officer in August, 2007. The Company’s press release dated July 25, 2007 is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits

3.1	Amended and Restated By-Laws of the Company

99.1	Press Release dated July 26, 2007 announcing results for the second quarter 2007.

99.2	Press Release dated July 25, 2007 announcing hiring of Mr. Scott Krenz

SIGNATURES

Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Navigant Consulting, Inc.
Date: July 26, 2007
	By:	/s/ Ben W. Perks
	Name:	Ben W. Perks
	Title:	Executive Vice President and Chief Financial Officer